Exhibit 99.2

FORTRESS RESOURCES, LLC

Condensed Financial Statements

Condensed Balance Sheets as of June 30, 2019 and December 31, 2018

Condensed Statements of Operations for the Three and Six Months

Ended June 30, 2019 and 2018

Condensed Statements of Members’ Equity and Cash Flows for the Six Months

Ended June 30, 2019 and 2018

Table of Contents	Page No.

Condensed Balance Sheets – June 30, 2019 and December 31, 2018 (Unaudited)	1 - 2

Condensed Statements of Operations – Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)	3

Condensed Statements of Members’ Equity – Six Months Ended June 30, 2019 and 2018 (Unaudited)	4

Condensed Statements of Cash Flows – Six Months Ended June 30, 2019 and 2018 (Unaudited)	5 - 6

Notes to Condensed Financial Statements - December 31, 2018 and 2017 (Unaudited)	7 - 15

FORTRESS RESOURCES, LLC

Condensed Balance Sheets

June 30, 2019 and December 31, 2018 (Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$114,149	$569,157
Accounts receivable	4,298,564	3,754,788
Other receivables	119,593	181,632
Member advances	151,977	-
Inventory (Note 2)	7,436,187	5,911,113
Prepaid expenses	11,053	39,401
Total current assets	12,131,523	10,456,091

Property and equipment	6,129,671	5,967,213
Less: accumulated depreciation	(1,701,224)	(1,524,332)
Net property and equipment	4,428,447	4,442,881

Other assets:
Deposits	83,852	70,118
Intangible assets (net of accumulated amortization of $212,793 and $201,593, respectively)	112,004	123,204

Total assets	$16,755,826	$15,092,294

(Condensed balance sheets continued on the following page)

FORTRESS RESOURCES, LLC

Condensed Balance Sheets

(Continued)

June 30, 2019 and December 31, 2018 (Unaudited)

	June 30,	December 31,
	2019	2018
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$1,701,556	$1,530,788
Accrued liabilities	556,318	411,438
Credit facility (Note 3)	600,000	-
Current portion of forward purchase contract	150,000	150,000
Current portion of capital lease obligations (Note 4)	43,923	25,377
Current portion of long-term debt (Note 5)	401,712	407,051
Customer deposits	264,216	167,456
Total current liabilities	3,717,725	2,692,110

Assets floored through financial institution	5,920,258	9,091,430
Flooring liability through financial institution	(5,920,258)	(9,091,430)
	-	-

Long term liabilities:
Forward purchase contract	831,908	901,861
Capital lease obligations (Note 4)	109,369	75,613
Long-term debt (Note 5)	642,911	842,664
Total long-term liabilities	1,584,188	1,820,138

Total liabilities	5,301,913	4,512,248

Commitments and contingencies (Note 6)

Members' equity	11,453,913	10,580,046

	$16,755,826	$15,092,294

See accompanying notes to condensed financial statements

FORTRESS RESOURCES, LLC

Condensed Statements of Operations

Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Sales	$12,534,629	$10,010,506	$23,967,479	$19,656,258

Cost of sales:
Purchases	5,341,400	4,258,418	10,193,706	8,353,045
Direct labor	1,229,871	1,073,581	2,464,654	2,132,627
Sub-contract labor	100,062	88,866	171,371	183,074
Manufacturing expenses	1,819,765	1,776,195	3,609,117	3,563,406
	8,491,098	7,197,060	16,438,848	14,232,152

Gross profit	4,043,531	2,813,446	7,528,631	5,424,106

Operating expenses:
Selling expenses	553,599	475,647	1,858,015	1,695,646
General and administrative expenses	946,461	785,373	1,072,318	986,867
	1,500,060	1,261,020	2,930,333	2,682,513

Operating income	2,543,471	1,552,426	4,598,298	2,741,593

Other income (expenses):
Interest income	-	-	9,596	-
Interest (expense)	(24,750)	(19,241)	(38,234)	(77,817)
Other (expense)	(85,981)	(25,734)	(74,341)	(32,041)
(Loss) on sale of assets	(462)	-	(462)	-
Total other (expenses)	(111,193)	(44,975)	(103,441)	(109,858)

Income before income taxes	2,432,278	1,507,451	4,494,857	2,631,735

Provision for income taxes	11,790	20,000	12,590	20,000

Net income	$2,420,488	$1,487,451	$4,482,267	$2,611,735

See accompanying notes to condensed financial statements

FORTRESS RESOURCES, LLC

Condensed Statements of Members’ Equity

Six Months Ended June 30, 2019 and 2018 (Unaudited)

Members'
Equity

Balance at December 31, 2017	$3,916,340

Distributions to members	(270,000)

Contributions from members	100,000

Net income for the 6 months ended June 30, 2018	2,611,735

Balance at June 30, 2018	$6,358,075

Balance at December 31, 2018	$10,580,046

Distributions to members	(4,535,000)

Contributions from members	926,600

Net income for the 6 months ended June 30, 2019	4,482,267

Balance at June 30, 2019	$11,453,913

See accompanying notes to condensed financial statements

FORTRESS RESOURCES, LLC

Condensed Statements of Cash Flows

Six Months Ended June 30, 2019 and 2018 (Unaudited)

	Six Months Ended
	June 30,
	2019	2018

Cash flows from operating activities:
Net income	$4,482,267	$2,611,735

Adjustments to reconcile net income to net cash provided by (applied to) operating activities:
Depreciation	202,364	211,817
Amortization	11,200	11,200
Loss on disposal of property and equipment	462	-
Reduction in forward purchase contract obligation	(69,953)	(57,000)

(Increase) decrease in:
Accounts receivable	(543,776)	258,541
Other receivables	62,039	(76,589)
Member advances	(151,977)	(72,649)
Inventory	(1,525,074)	170,646
Prepaid expenses	28,348	(31,265)
Deposits	(13,734)	23,395
Increase (decrease) in:
Accounts payable	170,768	(892,823)
Accrued liabilities	144,880	(226,573)
Customer deposits	96,760	95,137
Net cash provided by operating activities	2,894,574	2,025,572

Cash flows from investing activities:
Acquisition of property and equipment	(114,741)	(59,432)
Proceeds from sale of property and equipment	600	-
Net cash (applied to) investing activities	(114,141)	(59,432)

(Condensed statements of cash flows continued on the following page)

FORTRESS RESOURCES, LLC

Condensed Statements of Cash Flows

(Continued)

Six Months Ended June 30, 2019 and 2018 (Unaudited)

	Six Months Ended
	June 30,
	2019	2018

Cash flows from financing activities:
Net activity on line of credit	600,000	(1,400,000)
Proceeds from issuance of long-term debt	-	25,335
Principal repayments of long-term debt	(205,092)	(204,373)
Principal repayments on capital leases	(21,949)	(20,510)
Contributions from members	926,600	100,000
Distributions to members	(4,535,000)	(270,000)
Net cash (applied to) financing activities	(3,235,441)	(1,769,548)

Net (decrease) increase in cash and cash equivalents	(455,008)	196,592

Cash and cash equivalents at beginning of period	569,157	135,283

Cash and cash equivalents at end of period	$114,149	$331,875

Supplemental disclosure of non-cash financing activities:

During the six months ended June 30, 2019 and 2018, the Company acquired property and equipment totaling $74,251 and $24,668 respectively, by entering into capital lease obligations.

See accompanying notes to condensed financial statements

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

NOTE 1 – GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

For a description of key accounting policies followed, refer to the notes to the Fortress Resources, LLC (the “Company”, “we”, “our” or “us”) financial statements for the year ended December 31, 2018. Refer to the Revenue Recognition and Adoption of New Accounting Policy section below for the adoption of a new revenue recognition accounting standard in the first quarter of 2019.

The Company was organized under the laws of the State of California as a limited liability company on June 28, 2009, is a leading California-based designer, manufacturer and installer of service truck bodies and accessories. The Company manufactures and assembles truck body options for various trades, service truck bodies, stake body trucks, contractor trucks, and dump bed trucks. The Company is the largest service body company in the western United States with their principal facility in Carson, California. The Company has additional manufacturing, assembly, and service space in branch locations in Union City and Roseville, California; Mesa, Arizona; and Dallas and Weatherford, Texas.

The accompanying unaudited interim condensed financial statements reflect all normal and recurring adjustments that are necessary for the fair presentation of our financial position as of June 30, 2019 and December 31, 2018, the results of operations, members’ equity, and cash flows for the three and six-month periods ended June 30, 2019. These condensed financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2018.

The results of operations for the three and six months ended June 30, 2019 are not necessarily indicative of the results expected for the full year.

The Company is required to disclose the fair value of its financial instruments in accordance with Financial Accounting Standards Board (“FASB”) Codification relating to “Disclosures about Fair Values of Financial Instruments.” The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, forward purchase contract and variable rate debt instruments approximate their fair value at June 30, 2019 and December 31, 2018.

(Note 1 continued on the following page)

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers: Topic 606. Under Topic 606, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The company has adopted the provisions of Topic 606 as of and for the period ended June 30, 2019. However, management has determined that the impact of adopting the provisions of Topic 606 is immaterial for the periods reported.

In June 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 is intended to introduce a revised approach to the recognition and measurement of credit losses, emphasizing an updated model based on expected losses rather than incurred losses. The provisions of this standard are effective for the Company’s fiscal year ended December 31, 2022 and early adoption is permitted. Management believes that the adoption of the provisions of ASU 2016-13 will not have a material impact on The Company’s financial position, results of operations or cash flows.

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases: Topic 842. Under Topic 842, lessees will be required to recognize the following for substantially all leases:

●	A lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and

●	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Management is currently assessing the impact of Topic 842 on the financial statements. The date of adoption of Topic 842 was amended to be effective for the Company’s fiscal year ended December 31, 2021.

Revenue Recognition and Adoption of New Accounting Policy – Per agreements with the certain automotive manufacturers and dealers, the Company recognizes a sale and corresponding cost of goods sold only on the improvement or addition it makes to its General Motors and Chrysler Group inventory and not on the sale and cost of goods sold on the actual vehicles. The General Motors and Chrysler Group agreements began August 1, 2013 and June 24, 2010, respectively, each expiring five years from their commencement. The Chrysler Group agreement contains an automatic annual renewal clause that takes effect if neither party terminates the agreement. The General Motors agreement was renewed in July 2018, expiring five years from commencement.

(Note 1 continued on the following page)

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition and Adoption of New Accounting Policy (Continued) – With regards to Ford Motor Company, the Company has a signed bailment agreement which does not pass title of Ford inventory to the Company. Instead, the Company takes possession of Ford inventories, makes improvements and additions, then transfers the title to dealerships within the Ford Motor Company network. The Company recognizes sales and corresponding cost of goods sold on only the improvements and additions it makes to the Ford Motor Company inventory; but not on the sale and cost of goods sold on the actual vehicles. The Ford agreement began on August 12, 2009 and ends when either party elects to terminate it.

Essentially all of the Company’s revenue is generated through contracts with our customers. The Company may recognize revenue over time or at a point in time when or as obligations under the terms of a contract with its customer are satisfied, depending on the terms and features of the contract and the products supplied. The contracts generally do not have any significant variable consideration. The collectability of consideration on the contract is reasonably assured before revenue is recognized. On certain vehicles, payment may be received in advance of us satisfying our performance obligations. Such payments are recorded in Customer deposits on the Condensed Balance Sheets. The corresponding performance obligations are generally satisfied within one year of the contract inception. In such cases, we have elected to apply the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component. The financing impact on contracts that contain performance obligations that are not expected to be satisfied within one year are expected to be immaterial to our condensed financial statements.

The Company adopted Topic 606 with a date of initial application of January 1, 2019. As a result, the Company changed its adopted policies for revenue recognition as detailed above. Prior to the adoption of Topic 606, the Company recognized revenue in accordance with prevailing GAAP. Accordingly, revenue was recognized when title to the product and risk of ownership passed to the buyer. In certain instances, risk of ownership and title passed when the product had been completed in accordance with purchase order specifications and had been tendered for delivery to the customer. All sales were shown net of returns, discounts and sales incentive programs, which historically have not been significant. The collectability of any related receivable was reasonably assured before revenue was recognized.

The Company applied Topic 606 using the cumulative effect method to all contracts not completed at the date of initial application by recognizing the cumulative effect of initially applying ASC 606 as an adjustment to the opening balance of members’ equity at January 1, 2019. Therefore, the comparative information has not been adjusted and continues to be reported under prior revenue recognition guidance.

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 2 - INVENTORY

Inventory consists of the following at June 30, 2019 and December 31, 2018:

	June 30,	December 31,
	2019	2018

Raw materials	$4,080,766	$2,962,147
Work-in-process	305,192	345,799
Finished goods	3,050,229	2,603,167

	$7,436,187	$5,911,113

NOTE 3 – CREDIT FACILITY

In July 2018, the Company amended its credit facility with a major banking institution. With the exception of assets financed or owned by General Motors Company, Ford Motor Company, and Chrysler Group, LLC (through a subordination agreement), substantially all assets are secured by this agreement (except for those cross-collateralized under flooring arrangements). Under the terms of the revolving line of credit portion of the agreement, the Company can borrow up to a maximum of $5,000,000 (limited to 85%, of eligible accounts receivable plus 50% of inventory, or $2,250,000, whichever is less). As of June 30, 2019, the Company had borrowings on the line of credit totaling $600,000. The Company had no outstanding borrowings on the revolving line of credit as of December 31, 2018. Interest is charged at a rate of the Bank’s prime rate minus .25% (the effective rate charged at June 30, 2019 and December 31, 2018 was 5.25%) or the applicable LIBOR plus 2.25%. In July 2018, the credit facility was renewed and amended to increase the minimum borrowing base, update the covenants, and to extend the expiration date to August 2020.

Under the terms of the credit facility, the Company is subject to certain financial covenants. These covenants include a minimum level of tangible net worth, a maximum leverage ratio, and a minimum quick ratio.

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 4 - CAPITAL LEASE OBLIGATIONS

Capital lease obligations at June 30, 2019 and December 31, 2018 consist of the following:

	June 30,	December 31,
	2019	2018

Four capital leases with financing institutions secured by the underlying machinery and equipment with interest rates ranging from 3.42% to 6.15%, payable in monthly installments ranging from $568 to $1,089 per month, including interest, with maturities through March 2023.	$153,292	$100,990

Less: current portion	(43,923)	(25,377)

	$109,369	$75,613

The following is an analysis of the leased equipment under capital leases at June 30, 2019 and December 31, 2018, which is included in property and equipment:

	June 30,	December 31,
	2019	2018

Equipment	$195,167	$120,916

Less: accumulated depreciation	(19,152)	(10,732)

	$176,015	$110,184

Depreciation expense on equipment under capital leases for the three months ended June 30, 2019 and 2018 was $4,210 and $3,020, respectively, and for the six months ended June 30, 2019 and 2018 was $6,045 and $8,420, respectively.

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 5 - LONG-TERM DEBT

Long-term debt is summarized as follows as of June 30, 2019 and December 31, 2018:

	June 30,	December 31,
	2019	2018

Note payable to bank secured by equipment and inventory, payable in monthly installments of $30,057 plus interest at a rate of 4.75%. This note is scheduled to mature in March 2022 and is not guaranteed by the Company's principal member or a trust controlled by the Company's principal member.	$985,236	$1,165,578

Note payable to a financing institution secured by the underlying auto, payable in monthly installments of $1,049 including interest at 4.97%. The note is scheduled to mature in April 2020.	10,254	16,205

Note payable to a financing institution secured by the underlying auto, payable in monthly installments of $677 including interest at 0.10%. The note is scheduled to mature in April 2020.	6,768	10,826

Note payable to a financing institution secured by the underlying auto, payable in monthly installments of $816 including interest at 1.90%. The note is scheduled to mature in January 2020.	5,681	10,501

Note payable to a financing institution secured by the underlying auto, payable in monthly installments of $689 including interest at 2.99%. The note is scheduled to mature in July 2019.	687	4,774

Note payable to a financing institution secured by the underlying auto, payable in monthly installments of $528. No interest is charged on the balance. The note is scheduled to mature in March 2022.	17,418	20,584

Note payable to a financing institution secured by the underlying auto, payable in monthly installments of $531 including interest at 5.14%. The note is scheduled to mature in August 2022.	18,579	21,247

	1,044,623	1,249,715

Less: current portion	(401,712)	(407,051)

	$642,911	$842,664

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 6 - COMMITMENTS AND CONTINGENCIES WITH RELATED AND UNRELATED PARTIES

Operating Leases – During 2017, the Company entered into a lease agreement for its manufacturing headquarters in Carson, California with an affiliate through common ownership. In January 2018, the lease agreement was amended to increase the monthly rent from $88,750 to $135,000. The agreement is set to expire in September 2026, with four long-term options to extend for periods of at least 10 years. In October 2018, the Company signed an amended lease agreement to exercise the first option term for an additional 10 years. The amended agreement includes a cancellation option for the Company to terminate the lease in September 2026, or during the extension period, at the time the debt on the property is paid in full by the affiliate through common ownership. Total rent expense related to the aforementioned lease for the three months ended June 30, 2019 and 2018 was $405,000, and for the six months ended June 30, 2019 and 2018 was $810,000.

The Company also has non-cancelable operating lease agreements on other facilities located in various cities throughout California, Arizona, and Texas. Under these agreements, the Company is obligated to pay expenses incidental to leasing. Two of these agreements operate on a month-to-month basis, with monthly payments ranging from $338 to $6,000. The remaining leases have monthly base rents ranging from $7,000 to $22,275 and are set to expire on various dates through July 2027.

The Company has a non-cancelable operating lease agreement on a vehicle. The agreement is set to expire in September 2019. The lease agreement provides for monthly payments of $1,497.

The Company recorded rent expense on the aforementioned lease agreements with unrelated parties of $154,300 and $160,650 for the three months ended June 30, 2019 and 2018, respectively, and $308,590 and $321,295, respectively, for the six months ended June 30, 2019 and 2018.

(Note 6 continued on the following page)

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 6 - COMMITMENTS AND CONTINGENCIES WITH RELATED AND UNRELATED PARTIES (Continued)

The following is a schedule of future minimum rental payments under all leases:

	Building	Vehicle
	Leases	Leases	Total

Years ending December 31:
2019	$1,092,353	$4,491	$1,096,844
2020	1,920,308	-	1,920,308
2021	1,920,518	-	1,920,518
2022	2,018,920	-	2,018,920
2023	1,955,720	-	1,955,720
Thereafter	5,466,725	-	5,466,725

	$14,374,544	$4,491	$14,379,035

(a) Excluding the six months ended June 30, 2019.

Warranties - The Company records a reserve for warranties for expected warranty expense to be incurred during the warranty period, which is based on historical cost compared to sales volume. The warranty reserve is included in accrued liabilities and the related expense incurred for warranties is included in cost of sales.

The following is a reconciliation of the changes in the Company’s reserve for warranties for the six months ended June 30, 2019 and the year ended December 31, 2018:

	June 30,	December 31,
	2019	2018
Reserve for warranties at beginning of period	$97,908	$32,880
Payments made	(170,000)	(115,652)
Additions to warranty reserve	170,000	180,680

Reserve for warranties at end of period	$97,908	$97,908

FORTRESS RESOURCES, LLC

Notes to Condensed Financial Statements

(Continued)

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through November 21, 2019, the date these condensed financial statements were available to be issued. Other than the event discussed below, there were no material subsequent events that required recognition or additional disclosure in these condensed financial statements.

On September 9, 2019, the Company was acquired by Spartan Motors, Inc., a niche market leader in specialty manufacturing and assembly for the commercial vehicle (including last-mile delivery, specialty service and vocation-specific up-fit segments), emergency response and recreational vehicle industries.